Exhibit 99.1

RE:	MHI Hospitality Corporation
814 Capitol Landing Road
Williamsburg, VA 23185
(757) 229-5648

TRADED: AMEX: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT THE FINANCIAL RELATIONS BOARD:

Bill Zaiser	Georganne Palffy
Chief Financial Officer	General Information
(301) 220-5400	(312) 640-6768

FOR IMMEDIATE RELEASE

MONDAY, AUGUST 8, 2005

MHI HOSPITALITY CORPORATION REPORTS SECOND QUARTER

FINANCIAL RESULTS

Williamsburg, VA – August 8, 2005 – MHI Hospitality Corporation (AMEX: MDH), a lodging real estate investment trust (REIT) focused on the ownership of midscale and upscale full-service hotels, today reported results for the quarter ended June 30, 2005.

Andrew M. Sims, president and CEO of MHI Hospitality Corporation, commented, “We are pleased with the continued strong operational performance of our portfolio, in particular the 12.0 percent ADR growth component of our overall 7.9 percent RevPAR increase during the quarter. We will continue our focus on improving the operating performance of our portfolio and believe we will benefit from our ongoing renovation program and the solid fundamentals currently in the lodging industry. In addition to our focus on operations, we remain confident in our ability to identify acquisition opportunities to create value for our shareholders as evidenced by our recent acquisition of the Jacksonville Hilton.”

Consolidated Financial Results

For the second quarter, the company reported consolidated total revenue of $15.2 million and consolidated net income of $1.4 million, or $0.21 per share. Funds from operations, or FFO, defined as net income excluding extraordinary items, depreciation and minority interest, was $3.2 million or $.31 per share for the quarter.

For the six month period ended June 30, 2005, the company reported consolidated total revenue of $26.7 million and consolidated net income of $1.3 million, or $0.21 per share. FFO for the period was $4.1 million or $ 0.39 per share.

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FFO is a non-GAAP financial measure within the meaning of the rules of the Securities and Exchange Commission. Management believes FFO is a key measure of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance. A reconciliation of this non-GAAP financial measure is included in the accompanying financial tables.

Hotel Operating Performance

For the quarter ended June 30, 2005, the company’s six hotels generated $15.2 million of total revenue and $4.6 million of hotel operating profit.

Included in the following table are the key hotel operating statistics for the six initial hotel properties for the quarter ended June 30, 2005 and for the comparable period in 2004. For the quarter ended June 30, 2004, one of the hotel properties was not under the control or management of the company.

	Quarter Ended June 30, 2005	Quarter Ended June 30, 2004	Variance
	MHI Hospitality Corporation	Initial Hotel Properties	%
Occupancy %	75.7%	78.6%	(3.6)%
Average Daily Rate (“ADR”)	$106.21	$95.10	12.0%
Revenue per Available Room (“RevPAR”)	$80.68	$74.75	7.9%

For the six month period ended June 30, 2005, the company’s six hotels generated $26.7 million of total revenue and $6.7 million of hotel operating profit.

Included in the following table are the key hotel operating statistics for the six initial hotel properties for the year to date ended June 30, 2005 and for the comparable period in 2004. For the six months ended June 30, 2004, one of the hotel properties was not under the control or management of the company.

	Period Ended June 30, 2005	Period Ended June 30, 2004	Variance
	MHI Hospitality Corporation	Initial Hotel Properties	%
Occupancy %	71.3%	71.6%	(0.4)%
Average Daily Rate (“ADR”)	$99.85	$90.62	10.2%
Revenue per Available Room (“RevPAR”)	$71.19	$64.87	9.7%

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Balance Sheet and Liquidity

As of June 30, 2005, the company had a $ 9.0 million of available cash and cash equivalents. The company’s $23.0 million secured revolving line of credit had not been drawn upon. The company intends to use the line of credit to acquire, repair or renovate properties, and for working capital.

The company declared a quarterly dividend of $0.17 per share of common stock payable to shareholders of record on the close of business Thursday, September 15, 2005. The dividend will be paid on Tuesday, October 11, 2005.

Portfolio Update

Since its initial public offering, the company has closed on an initial portfolio of six hotels using $42.1 million of total consideration, payable in the form of cash, limited partnership units in MHI Hospitality, L.P., the company’s operating partnership, and the assumption of debt. At June 30, 2005, total assets were $97.6 million, including $80.1 million of net investment in hotel properties; total debt was $25.2 million, and unit holders’ equity was $21.6 million.

On July 22, 2005, the company acquired its seventh hotel, the 292-room Hilton Jacksonville Riverfront in Jacksonville, Florida for an aggregate price of $22.0 million. The purchase price was funded in part by an $18.0 loan from the seller, BIT Holdings, Seventeen, Inc., with the remainder paid in cash utilizing proceeds from the company’s initial public offering. The hotel will continue to be managed by MHI Hotels Services LLC.

The renovation work on the Philadelphia, Williamsburg and Laurel properties remains on schedule and on budget. The targeted completion for Philadelphia and Williamsburg, as well as the opening of the Outback Steakhouse in Laurel, is scheduled for the fall of 2005.

Outlook and Market Trends

Management is reaffirming its previous guidance and anticipates that RevPAR growth for 2005 will be in the range of 5.0 percent to 6.0 percent when compared to the accounting predecessor, and 9.0 to 12.0 percent when compared to our initial hotels in 2004. Management continues to anticipate that for the full year 2005, FFO per share will be in the range of $0.90 to $0.95. This guidance is based upon the assumption of a continuation of the recovery in the lodging industry.

Earnings Call

The company will conduct its quarterly conference call for investors and other interested parties at 10:00 AM EDT on Monday, August 8, 2005. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 800-819-9193. To participate in the webcast, log on to http://www.mhihospitality.com or www.earnings.com 15 minutes before the call to download the necessary software.

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About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of midscale and upscale full service hotels in the mid-Atlantic and southeastern United States. Currently, the company’s portfolio consists of seven properties for a total of 1,675 rooms, the majority of which operate under the Hilton and Holiday Inn brands. The company has been added to the Russell Microcap™ Index, which is comprised of the smallest 1,000 securities in the small-cap Russell 2000™ Index along with the next 1,000 companies, based on a ranking of all U.S. equities by market capitalization. More information on the company may be found on its website at www.mhihospitality.com.

Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism, risks associated with the hotel and hospitality business, the availability of capital, the ability of the company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the company’s current and periodic filings with the Securities and Exchange Commission. The company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	MHI Hospitality June 30, 2005 (unaudited)	MHI Hospitality December 31, 2004
ASSETS
Investment in hotel properties, net	$80,160,916	$78,418,173
Cash and cash equivalents	7,900,256	8,314,353
Restricted cash	1,063,085	637,627
Accounts receivable	2,267,990	1,161,159
Accounts receivable-affiliate	42,751	400,216
Prepaid expenses, inventory and other assets	2,573,419	1,602,633
Shell Island lease purchase, net	3,294,118	3,500,000
Deferred financing costs, net	213,860	198,083

TOTAL ASSETS	$97,516,395	$94,232,244

LIABILITIES
Mortgage loans	$25,195,851	$25,753,188
Note payable related party	—	2,000,000
Accounts payable and accrued expenses	4,100,131	5,177,184
Dividends and distributions payable	1,790,248	—
Advance deposits	487,325	336,302
Due to affiliate	—	100,000

TOTAL LIABILITIES	31,573,555	33,366,674

Minority Interest in Operating Partnership	21,568,430	21,118,257

Commitments and contingencies (see Note 9)

OWNERS’ EQUITY
Preferred stock, par value $0.01, 1,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, par value $0.01, 49,000,000 shares authorized, 6,704,000 shares and 6,004,000 shares issued and outstanding at June 30, 2005 and December 31, 2004	67,040	60,040
Additional paid in capital	47,760,348	42,221,495
Accumulated deficit	(3,452,978)	(2,534,222)

TOTAL OWNERS’ EQUITY	44,374,410	39,747,313

TOTAL LIABILITIES AND OWNERS’ EQUITY	$97,516,395	$94,232,244

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MHI HOSPITALITY CORPORATION AND PREDECESSOR

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(unaudited)

	MHI Hospitality Three months ended June 30, 2005	The Predecessor Three months ended June 30, 2004	MHI Hospitality Six months ended June 30, 2005	The Predecessor Six months ended June 30, 2004
Revenue
Rooms department	$10,139,511	$5,234,076	$17,795,094	$8,737,103
Food and beverage department	4,476,951	2,380,565	7,799,687	4,096,119
Other operating departments	626,526	243,984	1,131,054	443,546

Total revenue	15,242,988	7,858,625	26,725,835	13,276,768

EXPENSES
Hotel operating expenses
Rooms department	2,609,564	1,210,032	4,882,874	2,126,490
Food and beverage department	2,912,452	1,651,496	5,385,323	2,927,310
Other operating departments	190,853	121,541	347,706	220,381
Indirect	4,960,523	2,629,673	9,456,930	4,859,089

Total hotel operating expenses	10,673,392	5,612,742	20,072,833	10,133,270

Depreciation and amortization	999,802	608,573	1,951,906	1,022,626
Renovation expenses	363,336	—	604,839	15,410
Corporate general and administrative	457,292	—	965,167	—

Total operating expenses	12,493,822	6,221,315	23,594,745	11,171,306

OPERATING INCOME	2,749,166	1,637,310	3,131,090	2,105,462

Other income (expense)
Interest expense	(539,971)	(573,158)	(1,035,610)	(1,143,827)
Interest income	53,347	218	101,658	430
Other income - net	—	(810)	—	(7,997)

Income before minority interest in operating partnership and income taxes	2,262,542	1,063,560	2,197,138	954,068

Minority Interest in predecessor company	—	(233,968)	—	(338,958)
Minority interest in operating partnership	(820,759)	—	(783,818)	—
Provision for income tax	(52,715)	—	(52,715)	—

Net income	$1,389,067	$829,592	$1,360,604	$615,110

Income per share	$0.21	$—	$0.21	$—

Weighted average number of shares outstanding	6,704,000	—	6,630,519	—

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MHI HOSPITALITY CORPORATION AND PREDECESSOR

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (FFO)

(unaudited)

	MHI Hospitality Three months ended June 30, 2005	The Predecessor Three months ended June 30, 2004	MHI Hospitality Six months ended June 30, 2005	The Predecessor Six months ended June 30, 2004
Net income	$1,389,067	$829,592	$1,360,604	$615,110
Add minority interest	820,759	233,968	783,818	338,958
Add depreciation and amortization	999,802	608,573	1,951,906	1,022,626

FFO	$3,209,629	$1,672,133	$4,096,329	$1,976,694

Weighted average shares outstanding	6,704,000		6,630,519
Weighted average units outstanding	3,817,036		3,817,036

Weighted average shares and units	10,521,036		10,447,555

FFO per share and unit	$0.31		$0.39

Funds from Operations, FFO, is used by industry analysts and investors as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, NAREIT. FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non- cash items such as real estate asset depreciation and amortization, and after adjustment for any minority interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.